UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2019

Euronet Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31648	74-2806888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 College Boulevard

Leawood, Kansas 66211

(Address of principal executive office) (Zip Code)

(913) 327-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EEFT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Agreement.

On May 22, 2019, the Euronet Worldwide, Inc. (the “Company”) completed the public offering of €600 million aggregate principal amount (the “Offering”) of the Company’s 1.375% Senior Notes due 2026 (the “Notes”). On May 17, 2019 the Company executed and delivered an underwriting agreement (the “Underwriting Agreement”), by and among the Company, Merrill Lynch International, Barclays Bank PLC and Wells Fargo Securities International Limited, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), relating to the Offering. The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-231252), as supplemented by the prospectus supplement dated May 17, 2019, previously filed with the Securities Exchange Commission (the “Commission”) under the Securities Act. The Notes were issued pursuant to an indenture, dated as of May 22, 2019 (the “Base Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), as supplemented by a supplemental indenture, dated as of May 22, 2019 (the “Supplemental Indenture”), between the Company and the Trustee.

Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act or to contribute payments that the Underwriters may be required to make because of any of those liabilities. The Underwriting Agreement contains customary representations, warranties and covenants.

The Notes are the Company’s general unsecured obligations that rank senior in right of payment to all of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes. The Notes rank equal in right of payment with all of the Company’s liabilities that are not so subordinated. The Notes rank effectively junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes rank structurally junior to all indebtedness and other liabilities of the Company’s subsidiaries. The Notes accrue interest at a rate of 1.375% per year from May 22, 2019, payable annually in arrears commencing May 22, 2020, until maturity or earlier redemption, to the persons in whose names the Notes are registered at the close of business on the May 7 (whether or not a business day) immediately preceding the applicable interest payment date.

The Company and its significant subsidiaries are subject to certain negative covenants under the Supplemental Indenture. The provisions of the Supplemental Indenture limit among other things, (i) the Company’s ability to consolidate, merge or transfer substantially all of its assets, (ii) the ability of the Company and its significant subsidiaries to create or permit to exist any lien on any principal property and (iii) the ability of the Company and its significant subsidiaries to enter into any sale and lease-back transaction with respect to any principal property. The Base Indenture and Supplemental Indenture also contain customary events of default. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and accrued and unpaid interest, if any, on all outstanding Notes will become due and payable immediately without further action or notice. If any other events of default under the Base Indenture and Supplemental Indenture occur and are continuing, the Trustee or holders of not less than 25% in principal amount of then outstanding Notes may declare all of the Notes due and payable immediately.

The foregoing descriptions of the Underwriting Agreement, Base Indenture, Supplemental Indenture and the Notes do not purport to be complete and are subject to, and qualified in their entirety by, reference to the Underwriting Agreement, Base Indenture, Supplemental Indenture and form of Note, and are incorporated herein by reference.

In addition, in connection with the Offering of the Notes, the Company is filing a legal opinion regarding the validity of the Notes, filed herewith as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 hereof is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Number	Description

1.1	Underwriting Agreement, dated May 17, 2019, by and among Euronet Worldwide, Inc., Merrill Lynch International, Barclays Bank PLC and Wells Fargo Securities International Limited for themselves and as representatives of the several underwriters named therein.

4.1	Indenture, dated May 22, 2019, between Euronet Worldwide, Inc. and U.S. Bank National Association, as trustee.

4.2	Supplemental Indenture, dated May 22, 2019, between Euronet Worldwide, Inc. and U.S. Bank National Association, as trustee.

4.3	Form of 1.375% Senior Note due 2026 (included as Exhibit A to Exhibit 4.2 above).

5.1	Opinion of Stinson LLP as to the legality of the Notes.

23.1	Consent of Stinson LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.

By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman
Executive Vice President & General Counsel

Date: May 22, 2019